As filed with the Securities and Exchange Commission on July 31, 2017

Registration No. 333-218683

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tribus Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Washington	5084	82-1104757
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

3808 N. Sullivan Rd. Building 13-D

Spokane Valley, WA 99216

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kendall Bertagnole

3808 N. Sullivan Rd. Building 13-D

Spokane Valley, WA 99216

(509) 992-4743

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elaine A. Dowling, Esq.

EAD Law Group, LLC

6671 S. Las Vegas Blvd., Suite 210

Las Vegas, NV 89119

702-761-6769

ead@eadlawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging Growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)(4)

Common Shares for sale by Our Company	8,000,000	$0.25	$2,000,000.00	$231.80

Selling Shareholders– Common Stock	2,941,658	$0.25	$735,414.50	$85.23

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.

(4) Previously Paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share. It is possible that the Company’s shares may never be quoted on the OTC Markets or listed on an exchange.

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SUBJECT TO COMPLETION, DATED JUNE 9, 2017.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

 PROSPECTUS

TRIBUS ENTERPRISES, INC.

10,941,658 Shares of Common Stock

This prospectus will also allow us to issue a minimum of 400,000 and up to 8,000,000 common shares and selling shareholders to sell 2,941,658 common shares (“Shares” or “Securities”) in our initial public offering with a maximum 180 day offering period. The proceeds from the sale of the shares by the company will be available for use by the company. The selling shareholder’s sale of shares of common stock will result in proceeds which will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTCMarkets and no market for these securities may develop. The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share. The company’s shares may never be quoted on the OTCMarkets or listed on an exchange.

	Offering Price per Share	Gross Proceeds to Our Company	Offering Expenses (1)	Net Proceeds to Our Company	Net Proceeds to Selling Shareholders

Per Share (Initial Public Offering)	0.25	0.25	0.00	0.23	0.00
Minimum (IPO)	0.25	100,000.00	0.00	100,000.00	0
Maximum (IPO)	0.25	2,000,000.00	0.00	2,000,000.00	0

Per Share (Selling Shareholders)	0.25	0.00	0.00	0.00	0.25

Total	$2, 735,414.50	$2,000,000.00	$0.00	$2,000,000	$735,414.50

(1) There are no offering expenses which are relative to the number of shares being sold.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

This offering is a best efforts self-underwritten offering where the officers and directors will be selling the securities and relying on the safe harbor provisions under Rule 3a-1 of the Exchange Act of 1934.

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

There is a $1,000 minimum purchase, the offering will terminate upon reaching the maximum proceeds, and the funds will be held in a separate account by the company but it is not a formal escrow or trust account therefor such funds may be available to creditors of the Company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2017.

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Unless otherwise specified, the information in this prospectus is set forth as of July 14, 2017, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Tribus Enterprises, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on March 29, 2017 in the State of Washington. The Company is a development stage company and our auditors have issued a going concern opinion.

Business Strategy

The Company was incorporated in March 2017.

Tribus was formed to manufacture, and market products from Tribus Innovation, LLC (“Tribus LLC”) which was acquired 100% on March 29, 2017. Currently, the company currently has no products for sale, no revenue and an accumulated deficit of $74,101.

Tribus Innovations, LLC’s first product will bea compelling product line of innovative ratcheting flare nut wrenches. Tribus LLC’s initial product line will use traditional manufacturing methods of metal forging, subtractive manufacturing (CNC milling), additive manufacturing (3D printing), and plastic injection molding. Tribus LLC has made several plastic resin prototypes in 2016. Tribus LLC is currently developing metal prototypes built out of tool grade steel and has begun testing the results. The detailed designs and specifications of the product are complete. Nathan Cruzan produced a manual failure analysis test result document on May 25th, 2017. Jay Ayala produced a Finite Element Analysis on Jan 5th, 2017. Both of these tests indicated moving forward with the product.

Our executive offices are located at 3808 N. Sullivan Rd. Building 13-D, Spokane Valley, WA 99216.

Our telephone number is (509) 992-4743.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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The Offering

This prospectus covers a minimum of 400,000 and up to 8,000,000 common shares to be sold by the company at a price of $0.25 per share in a direct public offering and 2,941,658 shares held by selling shareholders to be sold at $0.25 per share.

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ABOUT THIS OFFERING

Securities Being Offered	Up to 8,000,000 shares of Tribus Enterprises, Inc. to be sold by the company at a price of $0.25 per share and 2,941,658 shares of common stock of Tribus Enterprises, Inc. to be sold by selling shareholders at a price of $0.25 per share. The minimum offering is 400,000 shares.

Initial Offering Price	The company will sell a minimum of 400,000 shares up to a maximum of 8,000,000 SharesShares at a price of $0.25 per share and the selling shareholders will sell up to 2,941,658 shares at a price of $0.25 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.25 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $0.25 per share.

Termination of the Offering	The offering will conclude when the company has sold all of the 8,000,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in March 2017 but we have not yet begun full scale operations. We have not licensed or sold any products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit. The Company has not generated any revenue at this time.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($74,101) as of March 31, 2017 and we expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

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We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2017 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our products to potential users, have only nominal sales and marketing experience. Further, we have budgeted only minimal amounts toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our products are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract customers to our website. www.TribusUSA.com which website nor its contents are not incorporated as part of this prospectus. Our future success will depend, among other factors, upon whether our products can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our products will gain wide acceptance in its targeted markets or that we will be able to effectively market our products.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

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If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for.marketing and development expenses, and for administrative expenses. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We will need to achieve commercial acceptance of our product to generate revenues and achieve profitability.

We cannot predict when significant commercial market acceptance for our products will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our products by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The product marketing services of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products than we may be able to devote to our products.  Therefore, we may not be able to compete effectively and our business may fail.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not currently devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. all officers and directors devote 100% of their time to the business of the company other than Juan Ayala who devotes 50% percent of his time until October 2017 and thereafter will be spending 100% of his time. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Risks Relating to our Stock

The Offering price of $0.25 per Share is arbitrary.

The Offering price of $0.25 per Share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares, therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company once the minimum offering amount it reached.

We have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company once the minimum offering amount is reached. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

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Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTCMarkets or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Markets. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Markets or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Markets or listed on an exchange.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the company to offer and sell the shares of common stock offered hereby;

•	the integration of multiple technologies and programs;

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•	changes in existing and potential relationships with collaborative partners;

•	the ability to retain certain members of management;

•	our expectations regarding general and administrative expenses;

•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward looking statements as required by law.

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USE OF PROCEEDS

With respect to up to 8,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•	working capital;

•	set up and marketing activities;

•	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. The offering is being conducted by the officers and directors under the safe harbor provision and is a best efforts, self-underwritten offering. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account.

USE OF PROCEEDS *

% of Shares Sold	Min	25%	50%	75%	100%
# of Shares Sold	400,000	2,000,000	4,000,000	6,000,000	8,000,000

Gross Proceeds	$100,000	$500,000	$1,000,000	$1,500,000	$2,000,000
Less: Offering Expenses*	8,000	40,000	80,000	120,000	160,000

Net Proceeds to the Company	$92,000	$460,000	$920,000	$1,380,000	$1,840,000

Use of Proceeds:
Legal & Accounting	12,000	12,000	12,000	12,000	12,000
General Operational Expenses	40,000	288,000	360,000	432,000	504,000
Production & Development	40,000	160,000	548,000	936,000	1,324,000

Total	$92,000	$460,000	$920,000	$1,380,000	$1,840,000

* Offering Expenses $0.02/share

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2017:

March 31, 2017
Current Assets	$311,934
Current liabilities	3,244
Stockholder’s deficit:

Common stock	5,542
Preferred stock	20,000
Additional paid-in capital	338,403
Accumulated deficit	(55,255)
Total stockholders’ equity	308,690

Total capitalization	$308,690

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DILUTION

The net tangible book value of our company as of March 31, 2017 was $308,690 or ($0.06) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on March 31, 2017.

Our net tangible book value and our net tangible book value per share will be impacted by the 8,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.25 per share.

We are registering 8,000,000 new shares of common stock for sale by our company. If all shares are sold at the offering price of $0.25 per share less estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of March 31, 2017, is illustrated in the following table:

	$100,000 Offering (100%)	$75,000 Offering (75%)	$50,000 Offering (50%)	$25,000 Offering (25%)
Number of current shares held	5,541,658	5,541,658	5,541,658	5,541,658
Number of new shares issued	8,000,000	6,000,000	4,000,000	2,000,000
Total number of new shares held	13,541,058	11,541,658	9,541,658	7,541,658

Net tangible book value before this offering	$308,690	$308,690	$308,690	$308,690
Net proceeds to the company	1,840,000	1,380,000	920,000	460,000
Net tangible book value after this offering	$2,148,690	$1,688,690	$1,228,690	$768,690

Assumed public offering price per share	$0.25	$0.25	$0.25	$0.25
Net tangible book value per share before this offering	$0.06	$0.06	$0.06	$0.06
Increase attributable to new investors	$0.10	$0.09	$0.07	$0.04
Net tangible book value per share after this offering	$0.16	$0.15	$0.13	$0.10
Dilution per share to new stockholders	$0.09	$0.10	$0.12	$0.15

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Control

The issuer is registering 2,941,658 shares of common stock that is collectively held by 50 shareholders. The corporations 3 officers & directors hold 20,000,000 Class A preferred shares. These shareholders will continue to own the majority of the issuer’s registered common stock after the offering, and will continue to control the issuer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of June 1, 2017, the Company has fifty one (51) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on March 29, 2017 in the State of Washington.

Business Strategy

Upon incorporation, the Company entered into a share exchange agreement with Tribus Innovations, LLC (“Tribus Innovations”) and acquired all of the outstanding ownership interests of Tribus Innovations. Tribus Innovations was formed on December 1, 2015. The transaction was accounted for as a reverse merger and these financial statements present the historical financial information of Tribus Innovations from its inception and include the financial information of the Company from the completion of the share exchange agreement on March 29, 2017. The Company has not yet realized revenues from its planned business activities. The membership interests of Tribus Innovations, LLC were all held by the officers and directors of Tribus Enterprises, Inc. The Company acquired 100% of the membership interests of Tribus Innovations, LLC in exchange for 2,600,000 of our common shares and 19,999,998 of our shares of Class A preferred stock. Tribus Innovations is currently a 100% owned subsidiary of the Company.

Tribus LLC was formed in December 2015 to develop, manufacture, and market a compelling product line of innovative ratcheting flare nut wrenches which have aPatent Pending since April of 2016, application number: 15/092,056 Duration of Patent should be a standard of 20 years once the patent is granted by the USPTO. Their initial product line uses traditional manufacturing methods of metal forging, subtractive manufacturing (CNC milling), additive manufacturing (3D printing), and plastic injection molding. Tribus LLC has made several plastic resin prototypes in 2016. Tribus LLC is currently developing metal prototypes built out of tool grade steel and will be testing the results. The detailed designs and specifications of the product are complete and are awaiting testing results. These results may reveal any necessary design changes that may be needed for either the manufacturing process or to address failures.

The Company currently has an Accumulated deficit of $74,101.

Products

Tribus LLC’s ratcheting flare nut wrench addresses the market in a way that has never been done before; reducing the time it takes to turn inline fasteners.

•    Ease of Use – There are no buttons or switches. In order to reverse the tightening direction,

simply remove the tool and rotate it 180°.

•    Learning Curve – This works the same as a standard open ended wrench but it has the ability to ratchet, saving valuable time. There will be a very short and slight learning curve as the users will simply need to remove the tool off the fastener and line up the open slots to remove the tool completely off the line.

•    Heavy Torque application – Due to the design of the pawls that engage into the ratchet, it has at least 4x more contact surfaces than standard ratcheting wrenches. This will translate to much more application of torque.

•    Convenience in tight spaces – Pawls have been designed along with corresponding grooves in the ratchet so users can maximize ratchet pitch. It will only take 2°- 4° to get the ratchet to click.

This is crucial in tight spaces where there is very little room to swing the ratchet.

Tribus LLC also has a smartphone application division that has two additional products under development. One is a home garage door automation application, the other is a construction time management application that is completely cloud driven. The garage door automation application is specific to motorcycle riders. The construction time management application provides employers and employees better analytics and can replace traditional time cards punching in & out.

Tribus Innovations’ ratcheting flare nut wrench will be produced for sale in the hand tool industry. Historically there have been limited designs in the ratcheting flare nut wrench sales market such as; Gear Wrench part number 89100 (UPC 099575891007) and the traditional non-ratcheting flare nut wrench. These designs do not allow for small incremental movement in confined spaces, whereas Tribus Innovations’ version of the ratcheting flare nut wrench breaks new ground in this market.

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The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of June 1, 2017, we have no employees, but have three (3) officers and directors who are non-employee Directors. We have no agreements with any of our management/subcontractors for any services. We consider our relations with our subcontractors to be good.

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Description of Property

We currently lease office space at 3808 N. Sullivan Rd. Building 13-D, Spokane Valley, WA 99216 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of March 31, 2017 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Tribus was formed to manufacture, and market products researched and developed by Tribus Innovation, LLC (“Tribus LLC”) its wholly owned subsidiary.

Tribus LLC was formed in December of 2015 to develop, manufacture, and market a compelling product line of innovative ratcheting flare nut wrenches. Their initial product line uses traditional manufacturing methods of metal forging, subtractive manufacturing (CNC milling), additive manufacturing (3D printing), and plastic injection molding. Tribus LLC has made several plastic resin prototypes in 2016. Tribus LLC is currently developing metal prototypes built out of tool grade steel and will be testing the results. The detailed designs and specifications of the product are complete and are awaiting testing results. These results may reveal any necessary design changes that may be needed for either the manufacturing process or to address failures.

Tribus LLC also has a smartphone application division that has two additional products under development. One is a home garage door automation application, the other is a construction time management application that is completely cloud driven. The garage door automation application is specific to motorcycle riders. The construction time management application provides employers and employees better analytics and can replace traditional time cards punching in & out.

Upon Receiving the funds from the offering of at least the minimum offering of $100,000.00, Tribus Enterprises, Inc. will begin the process of ordering machinery and material to start producing our Product. Each piece of equipment has a lead time on it to arrive at our location so time is of the essence to get us up and operational.

Matsuura 5 axis CNC Machine – 12 weeks

Citizen L32 Lathe – 12 weeks

Press for Stamping and 10-degree bend – 4 weeks

Deburring Machines – 4 weeks

Sanders and Grinders – 4 weeks

Shop Equipment and Small Tools – 2 weeks

Wrench Bodies and Material – 12-16 weeks

The company upon receiving the investment money will be ready for full time production within 12-16 weeks upon placing orders and getting machinery running and operational.

Market Initial Wrench Product

The intention of this tool initially was to serve a couple of very specific markets. Our early ideas were to have imperial and metric sets of these tools that would service automobile brake systems (brake lines and compression fittings), as well as automotive transmissions (transmission lines and compression fittings). However, we at Tribus found other markets that appeared self-evident by simply showing our network of friends the plastic resin tools that we 3D printed. The cable installation industry could potentially issue all installation fleet members a 7/16” version of this tool. An instance occurred where a plumber requested several specific sizes of these tools. Air conditioning repair men have inquired about the tool as well. Additionally, a 7/8” version of this tool would be ideal for the scaffold building industry.

The tool that Tribus LLC has invented is unique. There is no competition in the space of ratcheting flare nut wrenches. Every brake shop in the country will want a set of these in both metric and imperial. Careful consideration was written into the patent language to allow for multiple configurations of this tool. Tribus, LLC designed a variety of versions and different configurations, such as an indexing head that allows for speed wrenching, or angled heads to offset the handle from the work surface.

We find ourselves in a rather unique position with no existing competitors. We also believe in the power of disruptive technology. Our goals are to create and own the market. We have several ideas as to how we can accomplish this.

An aggressive sales and marketing branch of the business will be created. The marketing department will create and support the value messaging that coincides with our business philosophy about the tool. The marketing department will also exaggerate the pain points of tools that compare to ours. The marketing department will additionally create all the necessary content needed for our sales department.

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The company founders have come to a decision about how to get our product into the market and ultimately into the hands of our consumers. We have decided that as a startup company, we need to have direct sales but work on establishing relationships with regional fleet mechanic shops, nationwide distributors and retail buyers. Ideally, we would like to have distribution deals in place with companies like Matco Tools, Cornwell Tools, and Mac Tools. Eventually, Tribus Innovations would be thrilled to have a deal in place with nationwide retailers like AutoZone, Costco, Pep Boys and even Ace Hardware.

In short, successfully reaching our revenue goals will require direct sales in the Pacific Northwest region while simultaneously building relationships with nationwide distributors and retail buyers. We will capitalize on low hanging fruit first. Our outside sales team will visit small mechanics’ shops and show them the value of our tool in person. Eventually, the outside sales team will be working on more sophisticated and larger companies that have franchise locations throughout the region.

The marketing team and our inside sales team will be working hand in hand to develop relationships over the phone with private mechanics’ shops, regional fleet mechanic shops, large regional franchise mechanics’ shops, tool distributors and retail buyers. The inside sales group will literally be on the phone with all these potential customers and their job will be to do the cold calls and generate sales leads and set aside all the rejections. Occasionally, we are sure that a small percentage of cold calls could lead to a direct sale on the spot. However, the sales leads that the inside sales team generate shall be passed to the outside sales team.

The outside sales team will use the qualified sales leads to simply arrange appointments and do a product demonstration and develop a relationship. Private mechanic shops and smaller customers will be expected to have a short sales cycle. Larger customers like regional franchise mechanics’ shops and large retail buyers would require longer sales cycles.

Liquidity and Capital Resources

As of March 31, 2017 we had current assets of $311,934, consisting of $298,942 in cash $2,240 in deposits, 7,760 in equipment and $2,992 in prepaid expenses. Current liabilities at March 31, 2017, totaled $ 3,244.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed $8,000 per month for the last 6 months of 2017.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. The company could continue operations on a scaled down basis with the cash on hand for approximately 6 months and with the minimum offering for a scaled down basis for 12 months. It is anticipated that the Company will receive increasing revenues from operations in the coming year; however, since the Company has no history of revenues, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional products are rolled out, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds during 2017 and 2018 through sales of equity, debt and convertible securities, if it is deemed necessary.

Tribus Enterprises has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We generated no revenue from December 1, 2015 (inception) to March 31, 2017. As a result, we have reported a net loss of $47,557 (2016 - $7,698) for the period ended March 31, 2017.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading “Results of Operations” following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Revenue Recognition

The company recognizes revenue under ASC 605 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Kendall Bertagnole	32	President & Director

Tommy Mills	31	Secretary & Director

Juan C. Ayala	39	Treasurer & Director

Directors, Executive Officers, Promoters and Control Persons

Kendall Bertagnole President-Director – Former electrical construction service Building Information Modeling specialist. His duties included fully coordinating 3D virtual models of commercial buildings to resolve coordination interferences between different disciplines to ultimately be able to pre-fabricate electrical designs off-site saving costly rework and downtime onsite. Mr. Bertagnole was a Project Manager for Merit Electric for 3-1/2 years from September 2013 to February 2017 and before that a Project Manager for Casper Electric for 6 years from February 2007 to September 2013.

Tommy Mills Secretary -Director – Former mechanic and original conceptualizer of the ratcheting flare nut wrench. Additionally, Tommy has run his own private business of auto mechanics as a self-employed contractor providing estimates and bids on fleet maintenance plans.

Juan C. Ayala Treasurer-Director – Former Technology Evangelist in the sales organization of Autodesk Inc. During his tenure at Autodesk he directly influenced sales of software license in the amount of hundreds of thousands of different software licenses. From August 2006 until present, Juan (Jay) Ayala has worked for Autodesk, Inc. as a Technical Specialist helping various Territory Managers identify, develop and close sales opportunities.

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General

After 6 years of careful consideration, the founding members of Tribus Innovations, LLC have concluded that no one else knows this business better than us. The founders have spent years’ worth of research and development on their flagship product along with developing a manufacturing process. The founders feel strongly that they need to be in control of the company’s future.

Tommy Mills has over 12 years of experience in the field of diesel engine and automotive repair. He has acquired a Certificate of Applied Science in Diesel Technology. Mr. Mills was the original conceptualizer of this ratcheting flare nut wrench design. He has owned and operated his own maintenance and field service repair business for 5+ years. As a small business owner, he learned a lot about how the federal tax system works. Additionally, he ran his own sales organization selling services to companies and private individuals while traveling regionally in Wyoming, North Dakota and Montana. Mr. Mills’s small business ownership, regional travel experience, and existing relationships can be leveraged against.

As an experienced diesel technician, Mr. Mills will have a unique connection to the sales prospect. Mr. Mills created a solution that is a common obstacle to every repair technician in the industry. His unique insight was inspired by overcoming his personal struggles in dealing with that very obstacle. In a collaborative effort with his future business partner, Mr. Mills shared his intellectual property with Kendall Bertagnole. Together, they designed and produced the first of many prototypes.

Mr. Mill’s intellectual property is the catalyst for Tribus Enterprises’ inception. This uniquely qualifies him for serving as a member of the board.

Kendall Bertagnole has received an Associate’s degree in Drafting and Design as well as a Bachelor’s Degree in Project Management. This helped him to learn and understand how to work with people and projects under deadlines helping companies become a success in their industry.

For the past 10 years Mr. Bertagnole has worked in the construction field submitting bids, managing and overseeing electrical projects all over the states of Wyoming, Washington, and Idaho. Mr. Bertagnole has dealt with budgeting, billing, ordering of material, working with general contractors and project teams, getting projects done on time, under budget, and managing personnel to stay on task and work as team members. Mr. Bertagnole excels at being able to step back and see the big picture of what needs to be done and directing people to accomplish a task that is required. These skills are invaluable to Tribus Enterprises, Inc.

Mr. Bertagnole’s other responsibilities have included working as an Electrical Building Information Modeling Specialist. He has designed and executed 3D virtual models of commercial buildings to resolve coordination interferences between different construction disciplines to ultimately pre-fabricate designs off-site thus saving rework and expensive downtime. Mr. Bertagnole’s previous modeling and pre-fabrication experience closely mirrors the 3D modeling and manufacturing process that Tribus Enterprises, Inc. has embarked on.

While working for other companies Mr. Bertagnole started the process of designing the flagship product of Tribus Innovations with the ratcheting flare nut wrench. Upon raising sufficient funds to get Tribus Enterprises, Inc. off the ground he has come to understand all that is needed and required for Tribus to get its new product to market and see it be a success. With his previous experience of handling large and small projects and working with different teams he will be able to propel and move things forward in this new venture.

Founding member Juan Ayala has over 11 years of technical sales across North America. Additionally, he has an Applied Science degree in Engineering Technology and practiced engineering design for 9 years. His expertise in 3D modeling have given him invaluable experience in facilitating the design of the flare nut ratcheting wrench. His tenure as a technical sales employee included travel that over the course of 11 years have logged him over one million miles. Additionally, his technical sales role has exposed him to all levels of management and decision makers from individuals in CEO roles to individuals in operator roles.

As a technical sales professional, Mr. Ayala’s experience with office productivity software has also provided invaluable experience in managing his business. With a vast knowledge of spreadsheet mastery, sales forecasting, expense reports, booking travel, email and appointment management as well as a YouTube following of over 400,000+ views, Mr. Ayala has unique qualifications to serve as a board member of Tribus Enterprises, Inc. Mr. Ayala’s effective communications skills and wide outreach is extremely valuable to a startup company.

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Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

						(g)	(h)
(a) Name and Principal Position	(b) Year	(c) Salary*	(d) Bonus	(e) Stock Awards	(f) Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	(i) All Other Compensation	(j) Total Compensation
Kendall Bertagnole, President & Director	2017	$6,904	0		0	0	0	0	$0

Tommy Mills, Secretary & Director	2017	$0	0		0	0	0	0	0

Juan C. Ayala, Treasurer & Director	2017	0	0		0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of June 1, 2017.

Compensation of Non-Employee Directors. We currently have only non-employee directors and no compensation was paid to non-employee directors in the period ended March 31, 2017. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Markets, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Markets on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of May 1, 2017, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Common Shares Beneficially Owned (*)	Percent of Class (**)	Number of Preferred Shares Beneficially Owned(*)	Percent of Class(**)

Tribus Innovations LLC ***	3808 N. Sullivan Rd. Building 13-D Spokane Valley, WA 99216	2,600,000	46.9%	0	0
Juan C. Ayala	3808 N. Sullivan Rd. Building 13-D Spokane Valley, WA 99216	0	0%	6,666,666	33.3%
Tommy Mills	3808 N. Sullivan Rd. Building 13-D Spokane Valley, WA 99216	0	0%	6,666,666	33.3%
Kendall Bertagnole	3808 N. Sullivan Rd. Building 13-D Spokane Valley, WA 99216	0	0%	6,666,666	33.3%
Bret Baker and Jordan Baker	2207 E. Chattaroy Rd., Chattaroy, WA 99003	833,333	15.0%	0	0
Wayne Tenny Lamoreaux and Jennifer Johnson Lamoreaux	17009 E. Daybreak Lane, Spokane Valley, WA 99016	875,000	15.8%	0	0
All Directors and Officers as a Group (3 persons)		0	0%	19,999,998	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of shares outstanding on             1, 2014 (5,541,658 common and 19,999,998 Preferred).

(***) Controlled by the officers & directors of Tribus Enterprises, Inc.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Tribus Enterprises, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

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DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at June 1, 2017
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	100,000,000	5,541,658
Class A Preferred stock, $0.001 par value per share	20,000,000	19,999,998
Class B Preferred stock, $0.001 par value	5,000,000	0

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred stock

Class A Preferred

ClassA Preferred has the same terms and rights as common stock with the exception that it carries 10 to 1 voting and conversion rights to common stock. The Preferred shares can be converted at the will of the holders of such shares directly without additional corporate consent.

Class B Preferred

Class B Preferred will have its rights and terms designated by the Board of Directors prior to its issuance. The Preferred shares can be converted at the will of the holders of such shares directly without additional corporate consent.

Limitations on Stockholder Actions

Title 7 of the Washington Revised Statutes (“WRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the Washington Revised Statutes further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Washington Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide as follows:

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or interstate representative is or was a director, officer or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

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SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. These selling shareholders are Underwriters for this offering.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentages Beneficially Owned After the Offering
David Alan White and Brook Lyn White	833	833	0	0
Ronald J Fowler and Guadalupe Fowler	100,000	100,000	0	0
Sally Jo Shackelford	1,250	1,250	0	0
Daniel Wilson	25,000	25,000	0	0
Brian Northey	25,000	25,000	0	0
James Dennis Zupkus, Jr. and Tommi Rae Melcher	41,666	41,666	0	0
Eric W. Johnson	10,000	10,000	0	0
Bret Baker and Jordan Baker	833,333	833,333	0	0
Cory Hatch and Kathi Hatch	25,000	25,000	0	0
David Michael Smead and Katherine Marie Smead	10,000	10,000	0	0
Candice Marie Frank	4,166	4,166	0	0
David Sibbett and Anna Sibbett	12,500	12,500	0	0
Martin Foster	1,250	1,250	0	0
Preston Peterson Bird and Chandi Jo Bird	8,333	8,333	0	0
Jeremy Scott Kato and Selena Natalie Kato	8,333	8,333	0	0
Chris Hatch and Linda Hatch	4,166	4,166	0	0
Devin Chris Hatch and Andrea Hatch	25,000	25,000	0	0
Shari Lynne Geffon and Steve Wayne Sherwood	16,667	16,667	0	0
Chelsea Nicole Crosby	2,500	2,500	0	0
Jeffery Kendall Weiler and Tanya Sue Weiler	41,666	41,666	0	0
John David Keck and Dawn Nicole Keck	100,000	100,000	0	0
Ricky Lawayne Main and Patti Lynn Main	5,000	5,000	0	0
Jamie Dean Craig	41,666	41,666	0	0
Tyler Calvin Quong and Dominique Marie Quong	1,000	1,000	0	0
David Ross Cox	25,000	25,000	0	0
Richard Laurance Allen and Melissa Amber Mcrae Allen	20,000	20,000	0	0
Brett L. Nelson and Shannon Elaine Nelson	50,000	50,000	0	0
Wayne Teney Lamoreaux and Jennifer Johnson Lamoreaux	875,000	875,000	0	0
Ryan Walter Patrick Allen and Sarah Noel Allen	5,000	5,000	0	0
William Burl Allen and Richeena Mae Allen	22,000	22,000	0	0
James Dennis Zupkus Sr.	20,833	20,833	0	0
Robert Viens	1,000	1,000	0	0
Daniel Robert Bothmer	20,000	20,000	0	0
Daniel Richard Keck and Suzanne Terese Keck	75,000	75,000	0	0
Thomas Wright Valentine	1,000	1,000	0	0
William Alan Baier	60,000	60,000	0	0
Allan Cris Baker	1,666	1,666	0	0
Lucas Norman McPeak	1,500	1,500	0	0
Leif Yde Jr.	41,666	41,666	0	0
Pamela Marshall	1,000	1,000	0	0
Ronald Dale Link and Claude Earl Kissack	4,166	4,166	0	0
James O Walker and Debra D. Walker	40,000	40,000	0	0
Nathaniel George Cruzan and Nicole Ann Cruzan	40,000	40,000	0	0
Michael Ray Hansen and Lynn Ann Hansen	5,000	5,000	0	0
Michael George Cruzan and Mary Evelyn Cruzan	1,666	1,666	0	0
Steven Roger Kunz	4,000	4,000	0	0
Jason Thomas Quintana	36,000	36,000	0	0
Michael R. Machinski	20,833	20,833	0	0
Derek McGearty	16,666	16,666	0	0
Bonnie Marie Mills and Tommy Michael Mills**	208,333	208,333	0	0
Total	2,941,658	2,941,658	0	0

(1)	The number of shares listed in these columns include all shares beneficially owned by the selling stockholder.

** Parents of our officer and director Tommy Mills.

All Selling shareholder purchased their shares pursuant to Reg. D. and had all pertinent information about the Company at the time of sale. No general solicitation was utilized and no commissions paid. All sales were undertaken by the officers and directors of the issuer.

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The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after May 1, 2017, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 5,541,658 shares of common stock were outstanding on May 1, 2017.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.. The sales will be at the fixed price of $0.25. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus. Rule 144 is not available for the resale of securities issued by a shell company until 12 months after it has ceased being a shell company and has filed current Form 10 information with the Commission reflecting its status as an entity that is no longer a shell company.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share. The company’s shares may never be quoted on the OTC Markets or listed on an exchange.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

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The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

Offering will be Sold by Our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, the officers and directors, intend to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. None of our officers and directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation;

b. None of our officers and directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. None of our officers and directors are, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

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d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

The Compan. is offering a minimum of 400,000 and a maximum of 8,000,000 common shares at a fixed price of $0.25 per share. The price of $0.25 per share is fixed for the duration of the offering. This is the initial offering of Common Stock of the Company and no public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors intend to place the offering through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in the Company as a possible investment. The shares are being offered for a period not to exceed 180 days. If the minimum amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the will be returned to investors promptly without interest or deduction of fees. The offering will terminate when the sale of all 8,000,000 shares is completed, when the board determines it is in the best interest of the Company to close the offering at any time after the minimum is reached or at the end of the 180 day offering period.

The subscription proceeds from the sale of the shares in this offering will be payable to Tribus Enterprises, Inc. and will be deposited in a separate (limited to funds received from this offering on behalf of the Company) non-interest bearing bank account until the minimum amount of proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).

The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if the Company were to enter into such arrangements, the Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to Tribus Enterprises, Inc. and will be deposited in a separate (limited to funds received from this offering on behalf of the Company) non-interest bearing bank account until the minimum amount of proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to the Company.

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All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is a minimum of 4,000 shares required to be purchased by any individual investor. The Company reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Tribus Enterprises, Inc. in the amount of $0.25 for each share you want to purchase.

OTC Markets Considerations

We intend to apply to have our stock traded on the OTC Markets. The company’s shares may never be quoted on the OTC Markets or listed on an exchange. The OTC Markets is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Markets is that the issuer be current in its reporting requirements with the SEC.

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Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the Markets service. For Markets securities, there only has to be one market maker. Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the Markets, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Markets board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Title 7 of the WRS provides that directors and officers of Washington corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. WRS also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Elaine A. Dowling, Esq. of EAD Law Group, LLC 6671 S. Las Vegas Blvd, Building D, Suite 210, Las Vegas, NV 89119. (702) 671-6769. Email: eadlawgroup@gmail.com.

EXPERTS

The consolidated financial statements included in this prospectus for the year ended March 31, 2017 and the period from December 1, 2015 (Inception) to March 31, 2016 have been audited by Dale Matheson Carr-Hilton Labonte LLP Chartered Professional Accountants an independent registered public accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Tribus Enterprises, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

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ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

30

TRIBUS ENTERPRISES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

Report of Independent Registered Accounting Firm	F-1
Consolidated Balance Sheets as of March 31, 2017 and 2016	F-2
Consolidated Statements of Operations for the year ended March 31, 2017 and the period from December 1, 2015 (inception) to March 31, 2016	F-3
Consolidated Statement of Changes in Stockholders' Equity for the year ended March 31, 2017 and the period from December 1, 2015 (inception) to March 31, 2016	F-4
Consolidated Statements of Cash Flows for the year ended March 31, 2017 and the period from December 1, 2015 (inception) to March 31, 2016	F-5
Notes to Consolidated Financial Statements	F-6 - F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Director of Tribus Enterprises, Inc.

We have audited the accompanying consolidated balance sheets of Tribus Enterprises, Inc. (the “Company”) as of March 31, 2017 and 2016 and the related consolidated statements of operations, cash flows and stockholders’ equity for the year ended March 31, 2017 and the period from December 1, 2015 (Inception) to March 31, 2016.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Tribus Enterprises, Inc. as of March 31, 2017 and 2016 and the results of its operations and its cash flows for the year ended March 31, 2017 and the period from December 1, 2015 (Inception) to March 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dale Matheson
DALE MATHESON CARR-HILTON LABONTE
CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

June 12, 2017

F-1

TRIBUS ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,
	2017	2016
ASSETS
Current assets
Cash	$298,942	$2,230
Prepaid expenses	2,992	-
Total current assets	301,934	2,230

Deposits	2,240	-
Equipment, net of accumulated depreciation of $374	7,760	-

Total assets	$311,934	$2,230

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,244	$5,688
Total current liabilities	3,244	5,688

Stockholders' equity
Series A convertible preferred stock, $0.001 par; 20,000,000 authorized; 19,999,998 and 0 issued and outstanding at March 31, 2017 and 2016	20,000	-
Series B preferred stock, $0.001 par; 5,000,000 authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 100,000,000 authorized 5,541,658 and 0 issued and outstanding at March 31, 2017 and 2016	5,542	-
Additional paid in capital	338,403	4,240
Accumulated deficit	(55,255)	(7,698)
Total stockholders' equity	308,690	(3,458)

Total liabilities and stockholders' equity	$311,934	$2,230

The accompanying notes are an integral part of these consolidated financial statements.

F-2

TRIBUS ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended March 31, 2017	Period from December 1, 2015 (Inception) to March 31, 2016
Operating expenses
Employee costs	$7,863	$-
Professional fees	25,285	7,688
General and administrative	9,035	10
Research and development	5,000	-
Depreciation expense	374	-
Total operating expenses	47,557	7,698

Net and comprehensive loss	$(47,557)	$(7,698)

Net loss per share, basic and diluted	$(0.01)	$(0.00)

Weighted average shares outstanding, basic and diluted	5,541,325	-

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TRIBUS ENTERPRISES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

	Series A Convertible Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 1, 2015	-	$-	-	$-	-	$-	$-	$-	$-
Cash contributions	-	-	-	-	-	-	4,240	-	4,240
Net loss for the period	-	-	-	-	-	-	-	(7,698)	(7,698)
Balance, March 31, 2016	-	-	-	-	-	-	4,240	(7,698)	(3,458)

Shares issued in recapitalization	19,999,998	20,000	-	-	2,600,000	2,600	(22,600)	-	-
Cash contributions	-	-	-	-	-	-	6,945	-	6,945
Common stock issued for cash	-	-	-	-	2,941,658	2,942	349,818	-	352,760
Net loss for the year	-	-	-	-	-	-	-	(47,557)	(47,557)
Balance, March 31, 2017	19,999,998	$20,000	-	$-	5,541,658	$5,542	$338,403	$(55,255)	$308,690

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TRIBUS ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended March 31, 2017	Period from December 1, 2015 (Inception) to March 31, 2016
Cash flows from operating activities
Net loss	$(47,557)	$(7,698)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	374	-
Changes in operating assets and liabilities:
Prepaid expenses	(2,992)	-
Deposits	(2,240)	-
Accounts payable and accrued liabilities	(2,444)	5,688
Net cash used in operating activities	(54,859)	(2,010)

Cash flows from investing activities
Purchase of equipment	(8,134)	-
Net cash used in investing activities	(8,134)	-

Cash flows from financing activities
Cash contributions by related parties	6,945	4,240
Proceeds from sale of common stock	352,760	-
Net cash provided by financing activities	359,705	4,240

Cash, beginning of period	2,230	-
Net change in cash	296,712	2,230
Cash, end of period	$298,942	$2,230

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TRIBUS ENTERPRISES, INC.

Notes to Consolidated Financial Statements

March 31, 2017 and 2016

NOTE 1 – NATURE OF OPERATIONS AND ORGANIZATION

The Company was incorporated in the State of Washington on March 29, 2017 for the purpose of developing, designing, manufacturing and distributing hand tools. Upon incorporation, the Company entered into a share exchange agreement with Tribus Innovations, LLC (“Tribus Innovations”) and acquired all of the outstanding ownership interests of Tribus Innovations. Tribus Innovations was formed on December 1, 2015. The transaction was accounted for as a reverse merger and these financial statements present the historical financial information of Tribus Innovations from its inception and include the financial information of the Company from the completion of the share exchange agreement on March 29, 2017. The Company has not yet realized revenues from its planned business activities.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

A summary of significant accounting policies of Tribus Enterprises, Inc. (the Company) is presented to assist in understanding the Company’s consolidated financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying consolidated financial statements. These consolidated financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Tribus Innovations. All intercompany balances and transactions are eliminated on consolidation.

F-6

TRIBUS ENTERPRISES, INC.

Notes to Consolidated Financial Statements

March 31, 2017 and 2016

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has no operations outside of those organizational in nature to date. The Company has not yet recognized revenues from its planned business activities.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

F-7

TRIBUS ENTERPRISES, INC.

Notes to Consolidate Financial Statements

March 31, 2017 and 2016

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss per Share

The Company’s basic loss per share are calculated by dividing its net loss available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive loss per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all the deferred tax assets will not be realized.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update 2016-02 ("ASU 2016-02"), Leases (ASC 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASC 842 supersedes the previous leases standard, ASC 840 Leases. The standard is effective on January 1, 2019, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future financial statements.

NOTE 4 – INCOME TAXES

A reconciliation of the income tax provision computed at statutory rates to the reported income tax provision for the periods ended March 31, 2017 and 2016 is as follows:

	March 31, 2017	March 31, 2016
Net loss for the year before income taxes	$(47,557)	$(7,698)
Statutory tax rate	35%	35%
Expected income tax recovery	(16,645)	(2,694)
Losses of Tribus Innovations not carried forward	16,645	2,694
Income tax expense	$-	$-

F-8

TRIBUS ENTERPRISES, INC.

Notes to Consolidate Financial Statements

March 31, 2017 and 2016

NOTE 5 – CAPITAL STOCK

Authorized

The Company is authorized to issue up to 20,000,000 shares of $0.001 par value Series A Preferred Stock, 5,000,000 shares of $0.001 par value Series B Preferred Stock and 100,000,000 shares of $0.001 par value Common Stock.

The holders of the Series A Preferred Stock are entitled to 10 votes for each share held. Each share of Series A Preferred Stock is convertible into 10 shares of Common Stock at the discretion of the Company’s directors. In the event that there is a change of control transaction, each share of Series A Preferred Stock is convertible into 4 shares of Common Stock at the option of the holder. The holders of the Series A Preferred Stock are entitled to participate in dividends. Dividends are non-cumulative and are at the discretion of the Company’s directors.

Issued

At inception on March 29, 2017, the Company issued 19,999,998 Series A Preferred Shares. A further 2,600,000 shares of Common Stock were also issued to the owners of Tribus Innovations pursuant to the share exchange agreement (Note 1). The issuances of these shares of Common Stock and Preferred Stock were accounted for as a recapitalization transaction reflecting the reverse merger of the Company by Tribus Innovations.

On March 31, 2017, the Company issued 2,941,658 shares of common stock for cash proceeds of $352,760.

NOTE 6 – OPERATING LEASE COMMITMENT

The Company is committed to making the following payments for the rent of a warehouse pursuant to a lease agreement entered into on March 23, 2017 and amended on May 10, 2017:

Year ending March 31,
2018	$35,840
2019	$47,334
2020	$48,757
2021	$50,207
2022	$51,725
2023	$4,321

The lease term commences on May 1, 2017 and terminates on April 30, 2022.

NOTE 7 – RELATED PARTY BALANCES

Included in accrued liabilities is $1,154 due to a director and officer of the Company for an accrual of salary. This amount is unsecured, does not bear interest and is due on demand.

F-9

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$311
Legal Fees and Expenses	5,000
Accounting Fees*	5,000
Miscellaneous*	200
Total	$10,503

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the WRS. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify its officers, directors, employees and agents, subject to the limitations provided in WRS, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

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Item 15. Recent Sales of Unregistered Securities

Between January 2, 2017 and March 29, 2017, we sold a total of 2,941,658 common shares to fifty investors in pre incorporation subscriptions. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. The shares bear a restrictive transfer legend. This transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about the issuer including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Name	Number of Shares of Common Stock
David Alan White and Brook Lyn White	833
Ronald J Fowler and Guadalupe Fowler	100,000
Sally Jo Shackelford	1,250
Daniel Wilson	25,000
Brian Northey	25,000
James Dennis Zupkus, Jr. and Tommi Rae Melcher	41,666
Eric W. Johnson	10,000
Bret Baker and Jordan Baker	833,333
Cory Hatch and Katti Hatch	25,000
David Michael Smead and Katherine Marie Smead	10,000
Candice Marie Frank	4,166
David Sibbett and Anna Sibbett	12,500
Martin Foster	1,250
Preston Peterson Bird and Chandi Jo Bird	8,333
Jeremy Scott Kato and Selena Natalie Kato	8,333
Chris Hatch and Linda Hatch	4,166
Devin Chris Hatch and Andrea Hatch	25,000
Shari Lynne Geffon and Steve Wayne Sherwood	16,667
Chelsea Nicole Crosby	2,500
Jeffery Kendall Weiler and Tanya Sue Weiler	41,666
John David Keck and Dawn Nicole Keck	100,000
Ricky Lawayne Main and Patti Lynn Main	5,000
Jamie Dean Craig	41,666
Tyler Calvin Quong and Dominique Marie Quong	1,000
David Ross Cox	25,000
Richard Laurance Allen and Melissa Amber Mcrae Allen	20,000
Brett L. Nelson and Shannon Elaine Nelson	50,000
Wayne Teney Lamoreaux and Jennifer Johnson Lamoreaux	875,000
Ryan Walter Patrick Allen and Sarah Noel Allen	5,000
William Burl Allen and Richeena Mae Allen	22,000
James Dennis Zupkus Sr.	20,833
Robert Viens	1,000
Daniel Robert Bothmer	20,000
Daniel Richard Keck and Suzanne Terese Keck	75,000
Thomas Wright Valentine	1,000
William Alan Baier	60,000
Allan Cris Baker	1,666
Lucas Norman McPeak	1,500
Leif Yde Jr.	41,666
Pamela Marshall	1,000
Ronald Dale Link and Claude Earl Kissack	4,166
James O Walker and Debra D. Walker	40,000
Nathaniel George Cruzan and Nicole Ann Cruzan	40,000
Michael Ray Hansen and Lynn Ann Hansen	5,000
Michael George Cruzan and Mary Evelyn Cruzan	1,666
Steven Roger Kunz	4,000
Jason Thomas Quintana	36,000
Michael R. Machinski	20,833
Derek McGearty	16,666
Tommy Michael Mills and Bonnie Marie Mills	208,333
Tribus Innovations, LLC	2,600,000

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Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Tribus Enterprises, Inc. dated March 29, 2017**
3.2	Bylaws**
5.1	Opinion of Elaine A. Dowling, Esq.**
10.7	Subscription Agreement.**
23.1	Dale Matheson Carr-Hilton Labonte LLP Chartered Professional Accountants
23.2	Consent of Elaine A. Dowling, Esq. *
99.1	Exchange Agreement**
99.2	Organisation Articles LLC**

*Included in Exhibit 5.1

** Previously filed.

Item 17. Undertakings

The undersigned hereby undertakes:

(1)          to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)          that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)          that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

II-3

(5)          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spokane Valley, WA on July 31, 2017.

Tribus Enterprises, Inc.

By:	/s/ Kendall Bertagnole
Kendall Bertagnole, President, Director
Principal Executive Officer

By:	/s/ Tommy Mills
Tommy Mills, Secretary, Director

By:	/s/ Juan C. Ayala
Juan C. Ayala, Treasurer, Director,
Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on July 31, 2017.

Tribus Enterprises, Inc.

By:	/s/ Kendall Bertagnole
Kendall Bertagnole, President, Director
Principal Executive Officer

By:	/s/ Tommy Mills
Tommy Mills, Secretary, Director

By:	/s/ Juan C. Ayala
Juan C. Ayala, Treasurer, Director,
Principal Financial and Accounting Officer

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